Exhibit 16.1

July 27, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE:	ACT Teleconferencing, Inc.

File No. 0-27560

Dear Sirs:

We have read Item 4.01(a) of ACT Teleconferencing, Inc. Form 8-K, dated July 27, 2006, and are in agreement with the statements contained in Item 4.01(a) therein as they relate to us.

Very truly yours,

/s/ HEIN & ASSOCIATES LLP